                                                                       Exhibit D


                         SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of
                                          ---------
April 14, 1998 by and between LEHA, a Netherlands Foundation ("LEHA"), Oldco
                                                               ----
N.V., a Belgian corporation ("Oldco"), L&H Holding III S.A. ("Holding"), a
                              -----                           -------
Luxembourg corporation, Jo Lernout and Pol Hauspie, jointly and severally (LEHA, Oldco, Holding and Messrs. Lernout and Hauspie are each a "Seller" and are
                                                           ------
collectively referred to herein as "Sellers"), and the purchasers ("Purchasers")
                                    -------                         ----------
set forth on the execution pages hereof.

                                   RECITALS

     A. The Sellers and Purchasers are executing and delivering this Agreement as a private sale in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the "Securities Act"). In
                                                         --------------
connection with the transactions contemplated hereby, Sellers and the Purchasers are entering into a Stock Pledge Agreement (the "Stock Pledge Agreement"), dated
                                                 ----------------------
as of even date herewith.

     B. Sellers desire to irrevocably commit to sell to Purchasers on the Share Transfer Date (as defined below), upon the terms and conditions stated in this Agreement, a number of common shares, no par value (the "Common Shares"),
                                                              -------------
of Lernout & Hauspie Speech Products, N.V. ("LHSP") determined pursuant to the
                                             ----
terms hereof. Sellers beneficially own, directly or indirectly, the Common Shares as set forth in Schedule 3.3, and each Seller hereby acknowledges that it will derive substantial benefit from the sale of the Common Shares as contemplated in this Agreement.

     C. The Purchasers desire to purchase, upon the terms and conditions stated in this Agreement, the Common Shares, and to obtain Sellers' irrevocable commitment to deliver such Common Shares to the Purchasers pursuant to the terms hereof. Each Purchaser shall pay the purchase price ("Purchase Price") for such
                                                      --------------
Common Shares specified below such Purchaser's name on the signature pages hereto, with an aggregate Purchase Price for all Common Shares purchased hereunder equal to Fifty Million Dollars ($50,000,000).

                                  AGREEMENTS

     NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Seller, jointly and severally, and each Purchaser, severally, hereby agree as follows:

                                   ARTICLE I
               CLOSING, COMMITMENT TO DELIVER COMMON SHARES, AND
                           DELIVERY OF COMMON SHARES

     1.1  Forward Purchase of Common Shares by the Purchasers.  Subject to the
          ----------------------------------------------------
terms and conditions of this Agreement, on the date of satisfaction of the conditions set forth in Article VI and Article VII hereof, (i) LEHA, Oldco and Holding agree to sell to the Purchasers and Jo Lernout and Pol Hauspie agree to cause such Sellers to sell to the Purchasers the number of Common Shares of LHSP determined in accordance with Article V hereof and (ii) the Purchasers agree to purchase from the Sellers the Common Shares for an aggregate Purchase Price of Fifty Million Dollars ($50,000,000). The Common Shares shall be delivered to the Purchasers on the Share Transfer Date (as such term is defined in Section
5.2 hereof) and Purchasers severally shall pay (in proportion to the number of Common Shares sold by each of Oldco and Holding), as directed by Oldco and Holding, on the Closing (as such term is defined in Section 1.2 hereof), the amount set forth under each Purchaser's name on the signature page hereto, for an aggregate Purchase Price of Fifty Million and No/100 US Dollars ($50,000,000.00). Oldco and Holding hereby direct that the Purchase Price, less certain obligations specified in the Escrow Agreement, be paid to Oldco and Holding by transfer to the following account for the sole benefit of, and as directed by Oldco and Holding: Credit Agricole Indosuez Luxembourg, Swift No. BSUILULL, Account No.: 19543, In the Name of: LEHA.

     1.2  Closing Date.  Subject to the satisfaction (or waiver) of the
          -------------
conditions set forth in Articles VI and VII below, and further subject to the terms and conditions of the Escrow Agreement, the date and time of the closing of the commitment of the Sellers to deliver Common Shares on the Share Transfer Date, and the payment therefor by the Purchasers pursuant to this Agreement (the "Closing") shall be at 10:00 a.m. Eastern Time on April 14, 1998, or such other
 -------
time as the Sellers and the Purchasers shall mutually agree.

     1.3  Form of Payment.  Each Purchaser shall pay that portion of the
          ----------------
Purchase Price for the number of Common Shares specified below such Purchaser's name on the signature pages hereto on the Closing date by wire transfer to the account designated pursuant to the Escrow Agreement by and among each Seller, each Purchaser and the escrow agent ("Escrow Agent") designated therein in the
                                      ------------
form attached hereto as Exhibit A ("Escrow Agreement").
                                    ----------------

                                  ARTICLE II
                        PURCHASER'S REPRESENTATIONS AND
                                  WARRANTIES

     Each Purchaser represents and warrants to the Sellers as of the date hereof (except for representations and warranties that speak as of a specific date, which representations shall be true and correct as of such date), severally and solely with respect to itself and its purchase hereunder and not with respect to any other Purchaser, as set forth in this Article II. Each Purchaser makes no other representations or warranties, express or implied, to the Sellers in connection with the transactions contemplated hereby (except as may be contained in any documents or agreements executed jointly by Sellers and Purchaser in connection with the transactions contemplated hereby) and any and all prior representations and warranties, if any, which may have been made by such Purchaser to the Sellers in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

     2.1  Investment Purpose.  Purchaser is committing to purchase the Common
          -------------------
Shares for Purchaser's own account for investment only and not with a present view toward or in connection with the public sale or distribution thereof in violation of the applicable securities laws. Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer the Common Shares or any interest therein except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act, the rules and regulations promulgated pursuant thereto and applicable state securities laws in the United States. Purchaser understands that Purchaser must bear the economic risk of this investment, unless the Common Shares are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available. By making the representations in this Section 2.1, the Purchaser does not agree to hold the Common Shares or the rights thereto for any minimum or other specific term and reserves the right, subject to the terms of this Agreement and any other documents or agreements executed by Purchasers in connection herewith and the transactions contemplated hereby, to dispose of the Common Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws. Sellers have agreed to cause LHSP, and LHSP has agreed, pursuant to a Registration Rights Agreement of even date herewith (the "Registration Rights
                                                          -------------------
Agreement"), to file a Registration Statement with the Securities and Exchange
---------
Commission (the "SEC") registering the resale of the Common Shares by the
                 ---
Purchasers upon delivery of the Common Shares to the Purchasers under Section
5.5 of this Agreement, and the Sellers have agreed to compensate the Purchasers for illiquidity in the event that the Common Shares are not duly registered during the Registration Period (as defined below).

     2.2  Accredited Investor Status.  Purchaser is an "Accredited Investor" as
          ---------------------------
that term is defined in Rule 501(a) of Regulation D of the Securities Act and Purchaser has indicated on a duly executed Purchaser Questionnaire and Representation Agreement in the form attached hereto as Exhibit B and delivered to the Sellers that it so qualifies as an "Accredited Investor."

     2.3  Reliance on Exemptions.  Purchaser understands that the Common Shares
          -----------------------
are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Sellers are relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Common Shares.

     2.5  Governmental Review.  Purchaser understands that no United States
          --------------------
federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Shares.

     2.6  Transfer or Resale.  Purchaser understands that (i) except as provided
          -------------------
in this Agreement and the Registration Rights Agreement, the Common Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred unless subsequently registered thereunder, an exemption from such registration is available, the shares have been sold or transferred to an "affiliate" of such Purchaser, as permitted pursuant to Section 8.8 hereof, or have been sold pursuant to Rule 144 (as defined herein); (ii) any sale of such Common Shares made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of Rule 144 and
  --------
further, if Rule 144 is not applicable, any resale of such Common Shares without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder, and (iii) except as provided in the Registration Rights Agreement, neither the Sellers nor any other person is under any obligation to register such Common Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, Purchaser shall have the right to borrow funds against the rights granted to the Purchasers hereunder; provided, however, that any remedies exercised by such lender are subject to the provisions for assignment of such rights provided in
Section 8.8.

     2.7  Legends.  Purchaser understands that, subject to Article V hereof, the
          --------
certificates for the Common Shares, until such time as (i) the Common Shares have been registered under the Securities Act as contemplated by this Agreement and the Registration Rights Agreement, (ii) the Purchaser provides to LHSP an opinion of counsel, such counsel to be reasonably satisfactory to LHSP, in form, substance and scope reasonably satisfactory to LHSP, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Securities Act, or (iii) otherwise may be sold by Purchaser pursuant to Rule 144(k) (or any successor thereto) (subject to and in accordance with the procedures specified in Article V hereof), will bear a restrictive legend (the "Legend") in substantially the following form:
 ------

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS

     2.8   Authorization; Enforcement.  This Agreement, the Stock Pledge
           ---------------------------
Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application.

     2.9   Residency.  Purchaser is a resident of the jurisdiction set forth
           ----------
under Purchaser's name on the signature page hereto executed by Purchaser.

     2.10  Information.  Purchaser and its counsel, if any, have been furnished
           -----------
all publicly available materials and information relating to the business, finances and operations of LHSP which have been specifically requested by such Purchaser or its counsel. No due diligence investigation conducted by any Purchaser or its counsel or any of its representatives shall modify, amend or affect any Purchaser's right to rely on the Sellers' representations and warranties contained in Article III. Purchaser understands that such Purchaser's investment in the Common Shares involves a high degree of risk.

     2.11  No Brokers.  Purchaser has taken no action, directly or indirectly,
           -----------
which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for dealings with Shoreline Pacific Institutional Finance, the Institutional Division of Financial West Group ("Shoreline"), the
                                                              ---------
fees of which shall be paid in full by the Sellers.

Purchaser will indemnify the Sellers from and against any fees and expenses (including without limitation reasonable attorneys fees and expenses) sought or other claims made by any person or entity based solely on any actions of the Purchasers, except with respect to any fees due to Shoreline under Seller's agreement with Shoreline.

     2.12  Transfers to LEHA.  Purchaser acknowledges and agrees that each of
           -----------------
Oldco and Holding may be liquidated prior to the Share Transfer Date, in which case the Common Shares of LHSP owned by such entities will be transferred to LEHA to the extent of the Permitted Maximum Number (as defined in Section 5.3 hereof), which shall not be considered a breach of this Agreement but which shall in no way relieve any party of its respective obligations hereunder or in the Registration Rights Agreement, the Stock Pledge Agreement or the Escrow Agreement; provided, that all material or uncontested creditors of Oldco or
           --------
Holding shall be satisfied prior to or simultaneously with such liquidation.. Notwithstanding the foregoing or anything else contained herein to the contrary, no transaction (whether permitted under Section 4.2 or otherwise) shall take place causing LEHA to own the Common Shares, of record or beneficially, unless and until the Purchasers shall have received an opinion of Dutch counsel reasonably satisfactory to the Purchasers, in form and substance reasonably satisfactory to the Purchasers, which opinion shall include, among other things, an opinion that this Agreement, the Stock Pledge Agreement, the Registration Rights Agreement and the Escrow Agreement constitute a legally valid and binding obligation of LEHA, enforceable against LEHA under Netherlands law and shall be in form and substance similar to the opinions delivered by the Luxembourg office of Loeff Claeys & Verbeke (the "Dutch Counsel Opinion").

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each Seller, jointly and severally, represents and warrants to the Purchasers as of the date hereof (except for representations and warranties that speak as of a specific date, which representations shall be true and correct as of such date), as set forth in this Article III. Each Seller makes no other representations or warranties, express or implied, to the Purchasers in connection with the transactions contemplated hereby (except as may be contained in any documents or agreements executed jointly by Sellers and Purchasers in connection with the transactions contemplated hereby) and any and all prior representations and warranties, if any, which may have been made by the Sellers to the Purchasers in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

     3.1  Organization and Qualification.  LEHA is a foundation ("stichting
          -------------------------------
administratiekantoor") and each of LHSP, Oldco, Holding and each of their respective subsidiaries is a corporation, in each case duly organized and existing in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of LEHA, LHSP, Oldco, Holding and their respective subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing would have a Material Adverse Effect. "Material Adverse Effect" means any effect which, individually or in the
------------------------
aggregate with all other effects, is or could reasonably be expected to be materially adverse to the business, operations, properties, financial condition, operating results or prospects of LEHA, LHSP, Oldco, Holding and their respective subsidiaries, as the case may be, in each case taken as a whole on a consolidated basis or on the transactions contemplated hereby or on any of the Common Shares. Each of Oldco and Holding may be liquidated prior to the Share Transfer Date, in which case the Common Shares of LHSP owned by such entities will be transferred to LEHA, subject to the continued pledge of such shares under the Stock Pledge Agreement, to the extent up to the Permitted Maximum Number (as defined in Section 5.3 hereof), which shall not be considered a breach of this Agreement but which shall in no way relieve any other party of its respective obligations hereunder or in the Registration Rights Agreement, the Stock Pledge Agreement or the Escrow Agreement; provided, that all material
                                                    --------
or uncontested creditors of Oldco or Holding shall be satisfied prior to or simultaneously with such liquidation. Notwithstanding the foregoing, no transaction shall take place causing LEHA to own the Common Shares, of record or beneficially, unless and until the Purchasers shall have received the Dutch Counsel Opinion.

     3.2  Authorization: Enforcement.  (a) The Sellers have the requisite power
          ---------------------------
and authority to enter into and perform this Agreement, the Stock Pledge Agreement, the

Registration Rights Agreement and the Escrow Agreement, and to sell the Common Shares and perform its respective obligations in accordance with the terms hereof and thereof, and to deliver the Common Shares on the Share Transfer Date;
(b) the execution, delivery and performance of this Agreement, the Stock Pledge Agreement, the Registration Rights Agreement and the Escrow Agreement by the Sellers and the consummation by them of the transactions contemplated hereby and thereby (including without limitation the sale of the Common Shares) have been duly authorized by all necessary action and, no further consent or authorization of the Sellers, the board of directors of LEHA or any other person, body or agency, and no filing with any person, body or agency, is required prior to the Closing with respect to any of the transactions contemplated hereby or thereby, except for such consents which have previously been obtained or waived; (c) this Agreement, the Stock Pledge Agreement, the Registration Rights Agreement and the Escrow Agreement have been duly executed and delivered by each of the Sellers; and (d) this Agreement, the Stock Pledge Agreement, the Registration Rights Agreement and the Escrow Agreement constitute legal, valid and binding obligations of each of the Sellers enforceable against the Sellers in accordance with their respective terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application.

     3.3  Common Shares.  Except for the first priority pledge to be granted by
          --------------
the Sellers to the Purchasers pursuant to the Stock Pledge Agreement, the Common Shares are and, as of the Share Transfer Date will be, duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances directly or indirectly imposed or suffered by the Sellers, LHSP or any of its subsidiaries, are entitled to all rights and preferences accorded to a holder of Common Stock of LHSP, are entitled to be traded on the same markets and exchanges as the other shares of Common Stock of LHSP are traded, and are not subject to restrictions on transfer or other similar rights of stockholders of LHSP or of any other person or entity (except for restrictions under applicable securities laws). As of the date hereof Sellers (i) beneficially and of record own and (ii) subject to any ownership rights of the Purchasers as a result of the transactions contemplated by this Agreement and the Stock Pledge Agreement, through the Share Transfer Date, will beneficially and of record own all of the Common Shares as set forth on Schedule 3.3 hereto.
                                                           ------------
As a result of such ownership, Sellers Control as defined in Section 5.1 hereof LHSP. The Sellers have an unqualified right to pledge the Common Shares to the Purchasers pursuant to the Stock Pledge Agreement and to grant the Purchasers a first priority security interest in the Common Shares.

     3.4  No Conflicts.  The execution, delivery and performance of this
          -------------
Agreement, the Stock Pledge Agreement, the Registration Rights Agreement and the Escrow Agreement by the Sellers, and the consummation by the Sellers of the transactions contemplated hereby and thereby will not (a) result in a violation of the Articles of

Association of LEHA, Oldco, Holding or LHSP or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Sellers, LHSP, or any of their respective subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations, the laws and regulations of Belgium, the laws and regulations of the Netherlands, the laws and regulations of Luxembourg and the rules and regulations of Nasdaq) applicable to the Sellers, LHSP or any of their respective subsidiaries, or by which any property or asset of the Sellers, LHSP or any of their respective subsidiaries, is bound or affected (except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect or that are related to any material inaccuracies or omissions in any representation or warranty of the Purchaser set forth herein). Except for such consents which have previously been obtained or waived, on or before the Closing, Sellers are not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Stock Pledge Agreement, the Registration Rights Agreement or the Escrow Agreement or to perform its obligations in accordance with the terms hereof or thereof. LHSP is not in violation of the listing requirements of Nasdaq, none of the Sellers know of or anticipate any event which could be grounds for such delisting nor reasonably anticipate that the Common Shares will be delisted by Nasdaq for the foreseeable future and no shareholder approval will be necessary under the rules and regulations of Nasdaq.

     3.5  Acknowledgment Regarding Purchaser's Purchase of the Common Shares.
          -------------------------------------------------------------------
The Sellers acknowledge and agree that no Purchaser is acting as a financial advisor or fiduciary of the Sellers (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transactions contemplated hereby, and the relationship between the Purchasers and the Sellers are "arms-length", and that any statement made by any Purchaser (except as set forth in Article II), or any of its representatives or agents, in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Common Shares and has not been relied upon as such in any way by the Sellers, or the directors of LEHA. The Sellers further represent to Purchasers that the Sellers' decision to enter into this Agreement and the transactions contemplated hereby have been based solely on an independent evaluation by the Sellers and their representatives.

     3.6  No Integrated Offering.  Neither the Sellers, nor any of their
          -----------------------
respective affiliates, nor any person acting on their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would either require registration of any of the Common Shares under the Securities

Act or prevent the parties hereto from consummating, or delay or interfere with the consummation of, the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the relevant representations and warranties herein contained of the Purchasers to the extent relevant for such determination.

     3.7  No Brokers.  The Sellers have taken no action, directly or indirectly,
          -----------
which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchasers relating to this Agreement or the transactions contemplated hereby, except for dealings with Shoreline, the fees of which shall be paid in full by the Sellers (the "Shoreline Fee"). The
                                                         -------------
Sellers will indemnify the Purchasers from and against any fees and expenses (including without limitation reasonable attorneys fees and expenses) sought or other claims made by Shoreline based solely on any actions of Sellers, except as may be related to the Shoreline Fee.

     3.8  Disclosure.  To the knowledge of Sellers, all information relating to
          ----------
or concerning Sellers or LHSP set forth in this Agreement or provided by such parties, respectively, to the Purchasers pursuant to Section 2.10 hereof and otherwise in connection with the transactions contemplated hereby (including, without limitation, information relating to intellectual property) is true and correct in all material respects and Sellers have not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, no material event or circumstance has occurred or exists with respect to Sellers, LHSP or their respective subsidiaries or their respective businesses, properties, prospects, operations or financial conditions which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be publicly disclosed by LHSP.

     3.9  No General Solicitation.  No Seller nor any person acting on behalf of
          -----------------------
any Seller in the transactions contemplated hereby (including Shoreline) has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Common Shares being offered hereby.

     3.10 SEC Documents, Financial Statements.  Since January 1, 1996, LHSP has
          -----------------------------------
timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the
                                                         --------
foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in
--------------
all material respects with the requirements of the 1934 Act or the 1933 Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents which is required to be updated or amended under applicable law has not been so updated or amended. As of their respective dates, the financial statements of LHSP included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with applicable U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of LHSP as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     3.11  Absence of Certain Changes.  To the best knowledge of Sellers, except
           --------------------------
as disclosed in the SEC Documents, since December 31, 1996, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of LHSP.

     3.12  Solvency; No Impairment.  Each of the Sellers represents that on the
           -----------------------
date hereof, it is solvent and has sufficient capital for the continuation of its business as currently conducted by such Seller. Each Seller further represents that it will not be rendered insolvent or have insufficient capital for the continuation of its business as currently conducted by such Seller as a result of the transactions contemplated by this Agreement. Each Seller represents that it will not take any actions to impair its obligations, or the obligations of any other Seller, under this Agreement or with respect to the Registration Rights Agreement, the Stock Pledge Agreement or the Escrow Agreement. For purposes of this Section 3.12, as of the date hereof, "solvent" shall mean, in addition to the meaning of such term under the laws applicable to each Seller, (i) the fair value of the property of such Seller is not less than the total amount of its liabilities, (ii) the present, fair salable value of the assets of such Seller is not less than the amount that will be required to pay the probable liability of such Seller on its existing debts as they become absolute and matured, (iii) such Seller is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Seller does not presently intend to, and does not presently believe that it will, incur debts or liabilities beyond such Seller's ability to pay as such debts and liabilities mature and (v) such Seller is not presently engaged in business or a transaction for which such Seller's property would constitute unreasonably small capital. Except as set forth on Schedule 3.12 hereto, there are no
                                      -------------
material liabilities of Oldco or Holding either individually or in the aggregate.

     3.13  Control of Sellers.  Jo Lernout and Pol Hauspie Control (as defined
           ------------------
in Section 5.1 hereof) LHSP, and, directly or indirectly, own at least a majority of the outstanding shares of each of LEHA, Oldco and Holding.

     3.14  No Litigation.  Except for the dispute between LHSP and Alpha
           -------------
Software Corporation, and such other matters as have been disclosed in LHSP's SEC Documents, there is no material action, suit, claim, proceeding, inquiry or investigation before or by any court, public board or body or any governmental agency or self-regulatory organization pending or, to the knowledge of Sellers, threatened, against any of the Sellers.

                                  ARTICLE IV
                                   COVENANTS

     4.1  Securities Laws.  The Sellers shall, on or prior to the date of
          ----------------
Closing, take such action as is necessary to qualify the Common Shares for sale to the Purchaser in compliance with applicable securities laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchaser on or prior to the date of the Closing. Each Purchaser agrees to provide such information and take such other actions as may be reasonably requested by Sellers in connection herewith.

     4.2  Corporate Existence.  On and following the Closing Date, and
          --------------------
continuing throughout the Registration Period (as defined below), each of LEHA and, (subject to the provisions of Section 3.1 hereof) Oldco and Holding, shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the assets of such entity, as long as the surviving or successor entity in such transaction assumes the obligations of LEHA, Oldco and Holding, collectively, hereunder and under the agreements and instruments (including the Stock Pledge Agreement, the Escrow Agreement and the Registration Rights Agreement) entered into in connection herewith. No such transaction shall result in LEHA owning the Common Shares, of record or beneficially, until the Purchasers shall have received the Dutch Counsel Opinion. On and following the date of Closing, and continuing throughout the Registration Period (as defined below), the Sellers shall use best efforts to cause LHSP to maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the assets of LHSP, as long as the surviving or successor entity in such transaction assumes LHSP's obligations hereunder and under the agreements and instruments (including the Registration Rights Agreement) entered into in connection herewith and Purchasers receive notice of any such action prior to the applicable record date.

     4.3  Information and Reports.  Sellers shall cause LHSP to deliver to each
          ------------------------
Purchaser any information delivered by LHSP to LHSP's shareholders. In addition, Purchasers shall have the right to receive any management accounts or other information regarding Oldco, Holding or LEHA distributed by such companies.

     4.4  Resale of Common Shares.  Each Purchaser covenants and agrees that in
          -----------------------
connection with any sale of the Common Shares pursuant to a resale Registration Statement, it will comply with the prospectus delivery requirement, to the extent such requirement is applicable.

     4.5  Right of First Refusal.  Each Purchaser agrees that following the
          ----------------------
Share Transfer Date, it will offer to Messrs. Lernout and Hauspie the right to purchase any Common Shares not previously sold (including but not limited to derivative sales) which it intends to sell in a block sale of at least 50,000 Common Shares (subject to adjustment pursuant to Section 5.4) on terms no less advantageous to the Purchaser than those available from a third party purchaser. Messrs. Lernout and Hauspie shall have two (2) Business Days following such offer to elect to purchase the shares and an additional three (3) Business Days following such election to complete the purchase thereof (the "Required Purchase Date").
                                                ----------------------
Thereafter, Purchaser shall have the right to sell the Common Shares to such third party purchaser within five (5) Business Days following the expiration of such period, and such sale shall be on the same terms offered to Messrs. Lernout and Hauspie. In the event that Messrs. Lernout and Hauspie do not complete the transaction within three (3) Business Days following an election to purchase the shares offered to them as described in this Section 4.5, Illiquidity Payments (as defined in Section 5.6 below) shall be required to be paid to the Purchasers for the number of days after the Required Purchase Date until such shares have been otherwise sold to a third party as set forth in the foregoing sentence, or expiration of the five (5) Business Day period in which the Sellers may sell the offered shares to a third party.

     4.6  Shareholder Covenants.  Each Seller further covenants and agrees, in
          ---------------------
its or his capacity as direct or indirect shareholder of LHSP, including through any person, corporation or other entity directly or indirectly controlled by such Seller, that it will not approve, propose or vote with respect to (i) any capital increase of LHSP by way of a rights offering to existing LHSP shareholders on a pre-emptive basis or (ii) any resolution to pay a cash dividend on the Common Shares; provided, however, that the foregoing actions shall be permitted with the consent of Purchasers having paid 2/3rds of the Purchase Price. Further, the Sellers shall instruct LHSP that any of the foregoing rights in cash shall be promptly paid to the Purchasers directly from LHSP and any of the foregoing rights granted to any Seller in any other form in respect of the Common Shares which are not automatically included in the securities pledged to the Purchasers under the Pledge Agreement will be assigned, transferred or paid to Purchasers pro rata, based upon the percentage of Common Shares purchased by each of them and assuming the issuance of the "Permitted Maximum Number" of Common Shares.

     4.7  No Integrated Offering.  Neither the Sellers, nor any of their
          -----------------------
respective affiliates, nor any person acting on their behalf, will, through the Share Transfer Date, directly or indirectly make any offers or sales of any security or solicit any offers to buy any security under circumstances that would either require registration of any of the Common Shares under the Securities Act or prevent the parties hereto from consummating, or delay or interfere with the consummation of, the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act.

                                   ARTICLE V
        SHARE TRANSFER DATE; DELIVERY OF SHARES; REGISTRATION OF SHARES

     5.1  Determination Date.  The number of Common Shares to be delivered by
          -------------------
Sellers to the Purchasers shall be determined on a date (the "Determination
                                                              -------------
Date") that is the earliest to occur of:  (i) August 31, 2001, (ii) any date
----
that Messrs. Jo Lernout and Pol Hauspie no longer Control LHSP, directly or indirectly through control of L&H Holding N.V. or one or more entities controlled by them, for any reason, (iii) the date of any statement by any Seller that it does not intend to honor its obligations under this Agreement, or the date of any repudiation by any Seller of its obligations hereunder if such repudiation is not revoked within three (3) Business Days following written notice from Purchasers' holding a majority of the purchased commitments hereunder requesting such revocation, (iv) the effective date of a merger, consolidation or sale of all or substantially all of the assets of LEHA, Oldco or Holding in violation of Section 4.2 hereof or merger, consolidation or sale of all or substantially all of the assets of LHSP in violation of such section or in any such case where the survivor is not listed on a national securities exchange or market in the United States or the Sellers are not in Control of such entity, (v) any date that any of the Sellers makes an assignment for the benefit of creditors, or applies for consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business, or such a receiver or trustee shall otherwise be appointed, (vi) any date that bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against any of the Sellers which, in the case of any involuntary proceeding, is not dismissed within 90 days from the date of filing, (vii) the date that the common stock of LHSP is not listed on a national securities exchange or market in the United States (viii) the date of any transfer of Common Shares to LEHA in violation of the provisions of Sections
2.12 and 3.1 hereof or (ix) the date that the Security Agent (on behalf of the Purchasers) does not have a first priority, validly perfected security interest in the "Pledged Shares" and the other "Pledged Collateral", in each case as defined in the Stock Pledge Agreement (a "Non-Perfection Event"), provided that a Determination Date shall not be deemed to have occurred if, within 10 days from such date, the Sellers have cured such Non-Perfection Event and, at such time, the Security Agent (on behalf of the Purchasers) has a first priority, validly perfected security interest in the "Pledged Shares" and the other "Pledged Collateral", in each case as defined in the Stock Pledge Agreement.
For purposes of this Article V, "Business Day" means any day other than a
                                 ------------
Saturday, Sunday or a day on which banks in New York, New York, the United Kingdom and Brussels, Belgium are permitted or required by law to be closed.
For purposes of this Article V, "Control" means the right to nominate for
                                 -------
appointment the majority of the directors of LHSP.

     5.2  Transfer of Shares.  At any time on or after the Determination Date
          ------------------
(the "Share Transfer Date"), Purchasers shall issue irrevocable instructions
      -------------------
(the "Security
      --------

Agent Instructions") to the Security Agent (as defined in the Stock Pledge
------------------
Agreement) (the "Security Agent") with a copy to the Sellers and the Company's
                 --------------
transfer agent (the "Transfer Agent"), specifying the Required Transfer Amount
                     --------------
(as defined below) and directing the Security Agent to transfer the certificates for the Common Shares to the Transfer Agent on behalf of the Purchasers. Within two Business Days of Sellers' receipt of the Security Agent Instructions, Sellers shall confirm or deny in writing to the Purchasers, the Security Agent and the Transfer Agent that the Determination Date shall have occurred and the accuracy of the specified Required Transfer Amount. In the event the Sellers do not so confirm or deny the Security Agent Instructions in accordance with the preceding sentence, the Security Agent Instructions shall be deemed to have been confirmed by the Sellers. Not later than the third Business Day after the Security Agent's receipt of the Security Agent Instructions, the Security Agent shall deliver the certificates for the Common Shares in their possession and the related stock powers to the Transfer Agent and, within the same time period, the Sellers shall take any and all such other actions as may be reasonably necessary to vest ownership of each Purchasers' Pro-Rata Portion of the Common Shares in the Purchasers as required hereunder and in the Stock Pledge Agreement (including, without limitation, the registration of such transfer in the share register of LHSP). In connection with the foregoing transfer of the Common Shares, Sellers shall, not later than April 24, 1998, issue irrevocable instructions, which shall be countersigned by the Transfer Agent and delivered to the Purchasers by such date, to the Transfer Agent that it must comply with the Security Agent Instructions unless the Transfer Agent has been notified of a dispute, in which case the dispute shall be resolved as set forth in Section
5.4. Notwithstanding the foregoing, in the case of the Determination Date occurring as a result of the circumstances set forth in Section 5.1(v), (vi) hereof, such transfer shall occur by delivery from the Security Agent of the requisite number of Common Shares, automatically and without further notice or action by any Seller and the Security Agent shall have the right to cause such transfer to be registered in the share register of LHSP. Each Purchaser (or its permitted assignees) shall be entitled to its pro rata portion ("Pro Rata
                                                                 --------
Portion") of the Common Shares delivered pursuant to this Section 5.2 based upon
-------
the ratio of the Purchase Price paid by such Purchaser to the aggregate Purchase Price paid by all Purchasers hereunder. All Common Shares delivered to Purchasers in satisfaction of Sellers' obligations hereunder shall be free and clear of all liens and encumbrances, and Sellers shall pay any fees, taxes or assessments imposed by any governmental or quasi-governmental authority in connection with such delivery (provided that Sellers shall not be obligated to pay any taxes related to any income attributable to any Purchaser as a result of the transactions contemplated hereby).

     5.3  Determination of Required Transfer Amount.  The "Required Transfer
          -----------------------------------------        -----------------
Amount" shall be determined in accordance with the schedule attached hereto as
------
Exhibit C. For purposes of such Exhibit C and this Section 5.3, the term "Quoted Price" means a price per Common Share of LHSP calculated by reference to
-------------
the average of the closing bid and closing asked prices of the Common Shares, as quoted on the Principal Exchange as reported by Bloomberg ("Bloomberg") or a
                                                            ---------
comparable reporting service of national
reputation selected by the Sellers with the Purchaser's consent, which consent shall not be unreasonably withheld, at the close of regularly scheduled trading on each of the 30 days on which such Principal Exchange is open for trading prior to the Determination Date, or if the prices cannot be calculated for such security on such date on any of the foregoing bases, the trading price of such security on such date shall be deemed to be the fair market value as reasonably determined by an investment banking firm selected by the Purchasers holding a majority of the Pro Rata Portion, with the reasonable costs of such appraisal to be borne by the Sellers. "Principal Exchange" means the principal securities
                          ------------------
exchange or trading market where the Common Shares of LHSP are listed or traded in the United States. Notwithstanding anything in this Section 5.3 or Exhibit C to the contrary, if the Quoted Price is equal to or less than $40.00, the Required Transfer Amount shall be equal to 2,000,000 Common Shares (the "Permitted Maximum Number").
 ------------------------

     5.4  Adjustments to Required Transfer Amount and Permitted Maximum Number.
          ---------------------------------------------------------------------
If, prior to the delivery of Common Shares on the Share Transfer Date in accordance with the terms of this Agreement, LHSP makes any issue of Common Shares by way of capitalization of profits or reserves, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, merger or other event in accordance with Section 4.2 hereof, combination, recapitalization, reorganization, reclassification or other similar event, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination, recapitalization, reorganization, or reclassification of shares, or other similar event, or LHSP makes any other variation to its capital structure having an effect similar to the events described above (any of the foregoing, a "Stock Event"), the Required Transfer
                                          -----------
Amount and Permitted Maximum Number will be equitably adjusted to ensure that the economic value of the Common Shares to be acquired by Purchasers hereunder will be equal to the value that the Purchasers would have obtained absent such Stock Event. Sellers and Purchasers acknowledge and agree that the Required Transfer Amount and Permitted Maximum Number do not currently take into account the stock split of LHSP which will become effective on April 15, 1998, and will be adjusted to reflect such stock split. If, prior to the delivery of Common Shares on the Share Transfer Date in accordance with the terms of this Agreement, LHSP declares or makes any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off) (a "Distribution"),
                                                                ------------
then the Sellers shall cause, after the date of record for determining shareholders entitled to such Distribution, the Purchasers to receive (and the Purchasers shall be entitled to receive) the amount of such assets which would have been payable to the Purchasers with respect to the Permitted Maximum Number had such Purchasers been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. If, prior to the delivery of Common Shares on the Share Transfer Date in accordance with the terms of this Agreement, LHSP issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record
                                   ---------------
holders of any class of Common Stock, then the Purchasers will be entitled to acquire, upon the terms applicable to such Purchaser Rights, the aggregate Purchase Rights which such Purchasers could have acquired if such Purchasers had held the Permitted Maximum Number immediately before the date on which a record is taken for the grant, issuance or sale of such Purchaser Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Any such Purchase Rights in cash shall be delivered directly to the Purchasers promptly and any such Purchase Rights in securities or other property shall be delivered to the Security Agent and held as additional collateral until distribution of the Common Shares on the Share Transfer Date. If the Sellers and Purchasers are unable to reach agreement on any such adjustment upon the occurrence of any Stock Event, Distribution or Purchase Rights, Sellers will promptly deliver the amount which is not in dispute and the Purchasers having paid a majority of the Purchase Price and the Sellers will select an internationally recognized auditing firm to resolve the dispute. If they are unable to agree on such a firm, each shall select one firm which together shall select the auditing firm to serve hereunder. Each of the Sellers and the Purchasers will submit their calculations and support data to such auditors within five Business Days following appointment. The auditors shall make a determination of the appropriate adjustment within ten Business Days of the notice, which determination shall be final and binding on each Seller and each Purchaser. The costs of any such audit shall be borne by the party or parties whose calculation was in error.

     5.5  Unrestricted Securities.  Sellers shall cause LHSP to file a
          -----------------------
Registration Statement with the SEC registering the resale of the Common Shares by the Purchasers pursuant to the terms of the Registration Rights Agreement, and shall fully enforce LHSP's obligations under such Registration Rights Agreement. Sellers shall cause the Common Shares to be delivered to Purchasers hereunder to be freely tradable pursuant to an effective registration statement at all times (subject to Permitted Blackout Periods) until the earlier to occur of (i) two years following the Share Transfer Date, (ii) the date that all Common Shares received by each Purchaser hereunder have been sold or (iii) the date the Common Shares may be sold, by the original Purchasers or otherwise, without restriction under Rule 144 (the "Registration Period"). None of the
                                         --------------------
Common Shares delivered to the Purchasers in satisfaction of Sellers' obligations under this Article V (whether as a result of acceleration of the Determination Date, or otherwise) shall contain a restrictive legend or otherwise be subject to restrictions on sale or transfer under the Securities Act of 1933, other than to the extent such restrictions arise as a result of the status of any Purchaser as an affiliate (as defined under the Securities Act) of LHSP, or to the extent imposed during Permitted Blackout Periods.

     5.6  Illiquidity Payments.  If a Determination Date shall have occurred,
          --------------------
(i) the irrevocable Security Agent Instructions or other mechanics of delivery set forth in Section 5.2 are not completed within three (3) Business Days of the date that any such actions are required, (ii) any portion of the Required Transfer Amount are subject to a restrictive legend (including not having a Registration Statement effective if and as required pursuant to the Registration Rights Agreement, but other than as permitted pursuant to Section 5.5) or are not otherwise freely transferable,
(iii) at any time during the Registration Period, other than during Permitted Blackout Periods, such registration statement lapses in effect (or sales otherwise cannot be made thereunder, whether by reason of LHSP's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise), unless such lapse is the result of Purchasers' failure to timely deliver such information as may be required pursuant to Section 4(a) of the Registration Rights Agreement or (iv) a payment shall be due to the Purchasers pursuant to Section 4.5 hereof (the number of Common Shares not freely tradable from time to time as a result of any of the foregoing being referred to herein as the "Illiquid Securities"), the Sellers
                                           -------------------
shall be obligated to make cash payments to each Purchaser to compensate for the lack of liquidity resulting therefrom for the period of such illiquidity. Except with respect to clause (iv) of the preceding sentence, for purposes of the foregoing provisions, such payment obligation shall not become effective until after the date that the Registration Statement is required to be declared effective pursuant to Section 5.5 hereof and the Registration Rights Agreement. Such "Illiquidity Payments" shall equal an amount per annum, calculated on a monthly basis for each day during such month during which the Illiquid Securities were illiquid, equal to the Prime Rate (as reported by the Wall Street Journal or, if the Wall Street Journal is no longer published, a replacement publication selected by Purchasers providing a majority of the Purchase Price) plus 3% multiplied by the aggregate Current Price of all Illiquid Securities, as determined on a weekly basis as of the first trading day of each calendar week. "Current Price" means the five-day average closing bid
                        -------------
price for the Common Shares on the Principal Exchange reported by Bloomberg on the date of determination or, if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Current Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Purchasers holding a majority of the Pro Rata Portion, with the reasonable costs of such appraisal to be borne by the Sellers. "Permitted Blackout Periods" means not more than 30
                          --------------------------
consecutive days or 60 days in any twelve month period in which LHSP may delay the disclosure of material non-public information concerning LHSP (including updating a Registration Statement or prospectus), the disclosure of which at the time is not, in the good faith opinion of LHSP and counsel to LHSP, in the best interests of LHSP. All payments pursuant to this Section 5.6 relating to Illiquid Securities shall be payable at the end of each calendar month during which such payments were applicable. Any compensation paid hereunder shall be in addition to, and not in lieu of, any other rights and remedies that the Purchasers may have hereunder, whether in law or in equity, as a result of Sellers' failure to satisfy their obligations hereunder.

                                  ARTICLE VI
                CONDITIONS TO THE SELLERS' OBLIGATION TO CLOSE

     6.1 The obligation of the Sellers to enter into this Agreement and to commit to sell Common Shares to the Purchasers on the Share Transfer Date, is subject to the satisfaction, as of the date of the Closing, of each of the following conditions, provided that these conditions are for the Sellers' sole benefit and may be waived by the Sellers at any time in their sole discretion:

     (a) The Purchasers shall have executed this Agreement, the Stock Pledge Agreement, the Registration Rights Agreement and the Escrow Agreement and delivered the same to the Sellers and Shoreline. The Purchasers shall have completed and executed the Purchaser Questionnaire and Representation Agreement and delivered the same to the Sellers and Shoreline.

     (b) Each Purchasers shall have wired to the account of the Escrow Agent pursuant to the Escrow Agreement its Pro-Rata Portion of the Purchase Price with an aggregate Purchase Price of $50,000,000.

     (c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the Closing (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date).

     (d) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

                                  ARTICLE VII
              CONDITIONS TO EACH PURCHASER'S OBLIGATION TO CLOSE

     7.1 The obligation of each Purchaser to enter into the transactions contemplated hereby is subject to the satisfaction as of the date of the Closing, of each of the following conditions, provided that these conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in the Purchaser's sole discretion:

     (a) The Sellers shall have executed this Agreement, the Registration Rights Agreement, the Stock Pledge Agreement, the Escrow Agreement and delivered the same to Purchaser and Shoreline, and the Sellers (except for Messrs. Lernout and Hauspie) shall have executed Incumbency Certificates and delivered the same to Purchaser and Shoreline.

     (b) The Sellers shall have delivered to the Security Agent a number of duly issued Common Shares being so pledged by Sellers equal to the Permitted Maximum Number.

     (c) Sellers and LHSP shall have entered into the Registration Rights Agreement.

     (d) The Common Shares shall be listed on Nasdaq and trading in the Common Shares shall not have been suspended or limited by Nasdaq or the SEC or other regulatory authority, and no such proceeding seeking suspension shall be pending.

     (e) The representations and warranties of the Sellers shall be true and correct in all material respects as of the Closing (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Sellers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Sellers at or prior to the Closing.

     (f) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (g) Purchaser shall have received opinions of Sellers' counsel, dated as of the Closing, in the form attached hereto as Exhibit D.
                                               ---------

     (h) The Sellers shall have taken all steps necessary, including those set forth in the Stock Pledge Agreement, to perfect a first priority security interest in the Common Shares in favor of the Purchasers.

                                 ARTICLE VIII
                                 MISCELLANEOUS

8.1  Indemnity.
     ----------

     (a) To the extent permitted by law, the Sellers will, jointly and severally, indemnify, hold harmless and defend (i) each Purchaser, (ii) the directors, officers, partners, employees, agents and each person who controls any Purchaser within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (iii) any underwriter (as defined
                          --------
in the 1933 Act) for the Purchasers, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "Indemnified Person"), against
                                                   ------------------
any joint or several losses, claims, damages, liabilities, stamp, transfer, documentary or other taxes or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of
                                                      ------
them may become subject as a result of entering into this Agreement, the Stock Pledge Agreement, the Registration Rights Agreement, the Escrow Agreement or any other document or instrument required to be delivered hereunder or thereunder, including breaches of representations, warranties and covenants hereunder and thereunder, or the transactions contemplated hereby or thereby; provided that no Seller nor any affiliate or related party will have any obligation or liability in respect of a decrease in the price or market value of the Common Shares to be delivered on the Share Transfer Date (except solely with respect to a failure of the Sellers to deliver Common Shares on the Share Transfer Date, and then only with respect to declines in the market value of the Common Shares during the duration of such failure of Sellers to deliver Common Shares). Subject to the restrictions set forth in Section 8.1(b) with respect to the number of legal counsel, the Sellers shall reimburse each Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.1(a) shall not apply to (i) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Sellers, which consent shall not be unreasonably withheld, and (ii) claims related to actions or omissions of any Indemnified Party determined by a court of competent jurisdiction to constitute gross negligence or willful misconduct. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Common Shares by the Purchasers.

     (b) Promptly after receipt by an Indemnified Person under this Section 8.1 of notice of the commencement of any action (including any governmental action or third-party notice of claim, action or lawsuit), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8.1, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person; provided, however, that such indemnifying party shall not be entitled to
        --------  -------
assume such defense and an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, and only in the event that, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons and such legal counsel shall be selected by Purchasers holding a majority-in-interest of the Common Shares sold hereunder to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 8.1, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 8.1 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     (c) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 8.1 to the fullest extent permitted by law; provided,
                                                               --------
however, that no contribution shall be made under circumstances where the maker
-------
would not have been liable for indemnification under the fault standards set forth in Section 8.1(a).

     8.2  Governing Law; Jurisdiction.  This Agreement shall be governed by and
          ----------------------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts; provided, however, that the
                                                     -----------------
Purchasers shall have the option to bring any action in a court in Belgium.
Each Seller and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. Each Seller and each Purchaser further agrees that service of process upon the Seller or such Purchaser, as applicable, mailed by the first class mail in accordance with
Section 8.6 shall be deemed in every respect effective service of process upon such Seller or such Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect any Purchaser's right to serve process in any other manner permitted by law. Each Seller hereby appoints Brown, Rudnick, Freed and Gesmer as its agent for service of process. The address for such office is set forth in Section 8.7 hereof. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to trial by jury under applicable law.

     8.3  Counterparts.  This Agreement may be executed in two or more
          -------------
counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall promptly cause additional original executed signature pages to be delivered to the other parties.

     8.4  Headings.  The headings of this Agreement are for convenience of
          ---------
reference and shall not form part of, or affect the interpretation of, this Agreement.

     8.5  Severability.  If any provision of this Agreement shall be invalid or
          ------------
unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     8.6  Entire Agreement: Amendments.  This Agreement and the instruments
          -----------------------------
referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Seller nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Seller and the Purchaser.

     8.7  Notice.  Any notice herein required or permitted to be given shall be
          -------
in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission) or, if the date of such receipt is not a Business Day, then on the next succeeding Business Day. The addresses for such communications shall be:

               If to any Seller:
               ----------------

               c/o Lernout & Hauspie Speech Products

               7 Sint - Krispijnstraat,
               B8900 Ieper, Belgium
               Telephone: 011-32-5-722-8888
               Telecopy: 011-32-5-720-8489
               Attention: Messrs. Pol Hauspie and Carl Dammekens

               with a copy to:

               Loeff Claeys Verbeke
               Avenue De Tervurenlaan 268 A
               Brussels B-1150
               Telephone: 011-32-2-778-2415
               Telecopy: 011-32-2-778-2457
               Attention:  Thomas Denys, Esq.


               Brown, Rudnick, Freed & Gesmer
               One Financial Center
               Boston, MA  02111
               Telephone: (617) 856-8555
               Telecopy: (617) 856-8201
               Attention: Philip J. Flink, Esq.


               If to Stark International
               or Shepherd Investments International, Ltd.:

               c/o Staro Asset Management, LLC
               1500 West Market Street, Suite 200
               Mequon, WI 53092
               Attn: Mr. Brian Davidson
               Telephone: (414) 241-7728 x15
               Telecopy: (414) 241-7704

               and with a copy to:

               Eleazer Klein, Esq.
               Schulte Roth & Zabel LLP
               900 Third Avenue
               New York, NY 10022
               Telephone: (212) 756-2376
               Telecopy: (212) 593-5955

               If to RGC International Investors, LDC:

               c/o Rose Glen Capital Management, L.P.
               3 Bala Plaza East, Suite 200
               251 St. Asaphs Road
               Bala Cynwyd, PA  19004
               Attn:  Mr. Gary S. Kaminsky
               Telephone:  (610) 617-5900
               Telecopy:  (610) 617-0570

               and with a copy to:

               Keith Marlowe, Esq.
               Morgan Lewis & Bockius
               2001 Logan Square
               Philadelphia, PA 19103
               Telephone: (215) 963-5083
               Telecopy: (215) 963-5299

               in each case with a copy to:

               Shoreline Pacific Institutional Finance
               3 Harbor Drive, Suite 211
               Sausalito, CA  94965
               Telephone: (415) 332-7800
               Telecopy: (415) 332-7808
               Attention:  General Counsel

Each party shall provide notice to the other party of any change in address.

     8.8  Successors and Assigns.  This Agreement shall be binding upon and
          -----------------------
inure to the benefit of the parties and their successors and assigns. None of the Sellers or the Purchasers shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, the Purchaser may subject to and in compliance with Section 5.2 hereof, assign all or part of its rights and obligations
     -----------
hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Sellers so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities
Act) and agrees in writing to be bound by this Agreement. This provision shall not limit the Purchaser's right to transfer the Common Shares pursuant to the terms of this Agreement or to assign the Purchaser's rights hereunder to any such transferee pursuant to the terms of this Agreement.

     8.9   Third Party Beneficiaries.  This Agreement is intended for the
           --------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     8.10  Survival.  The representations and warranties of the Seller and the
           ---------
Purchaser and the agreements and covenants set forth herein shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Seller or any Purchaser as the case may be. Each Seller and each Purchaser agrees to indemnify and hold harmless the Sellers or any Purchaser as the case may be and each of such party's respective officers, directors, employees, partners, agents and affiliates for loss or damage or expenses (including reasonable attorneys fees) arising as a result of or related to any breach or alleged breach by any Seller or any Purchaser as the case may be of any of their respective representations or covenants set forth herein, including advancement of expenses as they are incurred.

     8.11  Further Assurances.  Each party shall do and perform, or cause to be
           -------------------
done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby including, but not limited to, perfecting the first priority security interest in the Common Shares.

     8.12  Remedies.  No provision of this Agreement providing for any remedy
           ---------
to a Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. Each Seller and each Purchaser acknowledges that a breach by it of its respective obligations hereunder will cause irreparable harm to each Purchaser, in the case of a Seller, and each Seller, in the case of a Purchaser. Accordingly, each Seller and each Purchaser acknowledges that the remedy at law for a material breach of its respective obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by a Seller or a Purchaser, as the case may be, of the provisions of this Agreement, that a Purchaser or a Seller, as the case may be, shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.

     IN WITNESS WHEREOF, the undersigned Purchasers and Sellers have caused this Agreement to be duly executed as of the date first above written.

SELLERS:



/s/ Jo Lernout
--------------------------
JO LERNOUT


/s/ Pol Hauspie
--------------------------
POL HAUSPIE

                     [SIGNATURES CONTINUED ONTO NEXT PAGE]

LEHA FOUNDATION


By:  /s/ Pol Hauspie
     ----------------------
     Name: Pol Hauspie
     Title:   Director



L&H HOLDING III S.A.


By:  /s/ Jo Lernout
     ----------------------
     Name: Jo Lernout
     Title:  Director



OLDCO N.V.


By:  /s/ Jo Lernout
     ----------------------
     Name: Jo Lernout
     Title:  Director


By:  /s/ Pol Hauspie
     ----------------------
     Name: Pol Hauspie
     Title:  Director

                     [SIGNATURES CONTINUED ONTO NEXT PAGE]

PURCHASERS:

RGC INTERNATIONAL INVESTORS, LDC

By:  Rose Glen Capital Management, L.P.
     Investment Manager

By:  RGC General Partner Corp.


By:  /s/
     ----------------------
     Name:
     Its:  Managing Director

Aggregate Subscription Amount: $25,000,000
                               -----------

RESIDENCE:  Cayman Islands

ADDRESS:

     c/o Rose Glen Capital Management, L.P.
     3 Bala Plaza East, Suite 200
     251 St. Asaphs Road
     Bala Cynwyd, PA 19004
     Fax:  (610) 617-0570
     Telephone:  (610) 617-5900
     Attn:  Gary S. Kaminsky

                     [SIGNATURES CONTINUED ONTO NEXT PAGE]

BUYER SIGNATURES CONTINUED:

SHEPHERD INVESTMENTS INTERNATIONAL, LTD.


By:  /s/ Michael A. Roth
     ----------------------------------------
     Name: Michael A. Roth
     Managing Member, Staro Asset Management, LLC
     Investment Manager, Shepherd Investments International, Ltd.
     DATE:  4-15-98
            ----------------------------

Aggregate  Subscription Amount: $12,500,000
                                -----------

RESIDENCE: British Virgin Islands

  ADDRESS:  c/o Staro Asset Management, LLC
            1500 West Market Street, Suite 200
            Mequon, WI 53092
            Fax: (414) 241-7704
            Tel: (414) 241-7728 x15
            Attn: Mr. Brian Davidson


STARK INTERNATIONAL


By:  /s/ Michael A. Roth
     ----------------------------------------
     Name: Michael A. Roth
     Managing Member, Staro Asset Management, LLC
     Investment Manager, Stark International
     DATE:  4-15-98
            ----------------------------

Aggregate  Subscription Amount: $12,500,000
                                -----------

RESIDENCE: Bermuda

  ADDRESS:  c/o Staro Asset Management, LLC
            1500 West Market Street, Suite 200
            Mequon, WI 53092
            Fax: (414) 241-7704
            Tel: (414) 241-7728 x15
            Attn: Mr. Brian Davidson